Exhibit 99.1

News Release

Ashland reports preliminary financial results1 for third quarter of fiscal year 2021

•	Sales of $637 million, up eleven percent from the prior-year quarter
•	Net income of $80 million, or $1.29 per diluted share
•	Income from continuing operations of $87 million, or $1.40 per diluted share
•	Adjusted income from continuing operations excluding intangibles amortization expense of $75 million, or $1.22 per diluted share
•	Adjusted EBITDA of $148 million
•	Cash flows provided by operating activities of $233 million; free cash flows of $210 million

WILMINGTON, Del., July 27, 2021 – Ashland Global Holdings Inc. (NYSE: ASH) today announced preliminary1 financial results for the third quarter of fiscal year 2021, which ended June 30, 2021. The global specialty materials company serves customers in a wide range of consumer and industrial markets.

Sales were $637 million, up eleven percent compared to the prior-year period. Strong demand was partially offset by continued weakness in hand-sanitizer ingredients and Avoca. Global supply-chain and logistics disruptions also limited the company’s ability to meet all customer demand. Foreign currency favorably impacted sales by three percent.

Net income was $80 million compared to $37 million in the prior-year quarter. Income from continuing operations was $87 million compared to $50 million in the prior-year quarter, or $1.40 per diluted share compared to $0.81 in the prior-year quarter. Adjusted income from continuing operations excluding intangibles amortization expense was $75 million compared to $68 million in the prior-year quarter, or $1.22 per diluted share, up from $1.12 in the prior-year quarter. Adjusted EBITDA was $148 million, up from $143 million in the prior-year quarter. Global supply-chain disruptions and raw-material cost escalation in Performance Adhesives contributed to higher-than-expected costs during the quarter.

Cash flows provided by operating activities totaled $233 million compared to $140 million in the prior-year quarter. Free cash flows totaled $210 million compared to $112 million in the prior-year quarter. The current-year period included $90 million of cash inflows from the new U.S. Accounts Receivables Sales Program.

“As we indicated during our earnings update on June 10, overall demand during the quarter was strong, though global supply-chain challenges continued to impact both sales and costs,” said Guillermo Novo, chairman and chief executive officer, Ashland. “Sales for our industrial businesses reached pre-pandemic levels and the demand for core consumer products demonstrated continued resilience.”

“I am pleased with the progress our team has made executing our strategy, especially in the context of a difficult operating environment,” continued Novo. “The persistence of the global pandemic continues to impact consumer behavior, delaying recovery of some key global markets. In addition, challenges related to raw-material and supply-chain logistics are realities we continued to face during the quarter. We are working to capitalize on the strong demand environment and satisfy incremental demand from our customers. As such, our expectations for Ashland’s full-year results have not changed,” added Novo.

“Finally, I am pleased that we closed the Schülke & Mayr personal care transaction during the quarter and we welcomed our new colleagues to the Ashland team. Our well-experienced teams are working diligently to integrate the acquisition into our existing portfolio for consumer products. We are establishing a center-of-excellence at the Hamburg, Germany location, and we are excited by the opportunity to reach a broader group of customers with new technology that is crucial to our strategy of growth through sustainable innovation,” concluded Novo.

Reportable Segment Performance

To aid in the understanding of Ashland’s ongoing business performance, the results of Ashland’s reportable segments are described below on an adjusted basis. In addition, EBITDA and adjusted EBITDA are reconciled to operating income in Table 4. Free cash flow and adjusted operating income are reconciled in Table 6 and adjusted income from continuing operations, adjusted diluted earnings per share and adjusted diluted earnings per share excluding intangible amortization expense are reconciled in Table 7 of this news release. These adjusted results are considered non-GAAP financial measures.  For a full description of the non-GAAP financial measures used, see the “Use of Non-GAAP Measures” section that further describes these adjustments below.

Consumer Specialties

Sales were $340 million, down one percent from the prior-year quarter. Pharma sales were softer than the strong prior-year period, and supply-chain challenges constrained our ability to deliver products globally. Nutrition and nutraceuticals sales reflected an improved demand environment. Sales in personal care and household end markets were down primarily due to weakness in hand-sanitizer ingredients and Avoca when compared to the prior year. These impacts were partially offset by the addition of sales from the recently acquired Schülke & Mayr personal care business. Foreign currency favorably impacted sales by three percent.

Operating income was $53 million, compared to $56 million in the prior-year quarter. Adjusted EBITDA was $92 million, up two percent from the prior-year quarter, primarily reflecting favorable foreign currency and improved costs.

Industrial Specialties

Sales were $263 million, up 28 percent from the prior-year quarter when pandemic-related lockdowns were in effect across much of the globe. Improved demand was realized across all end markets and regions of the world, except for global energy markets, which remain challenged. Foreign currency favorably impacted sales by four percent.

Operating income was $28 million, consistent with the prior-year quarter. Adjusted EBITDA was $55 million, up two percent from the prior-year quarter, as strong sales growth was offset by increased manufacturing and shipping costs in addition to unfavorable price versus raw-material costs within Performance Adhesives.

Intermediates & Solvents

Sales were $49 million, up 32 percent from the prior-year quarter, driven by higher pricing for both merchant and captive sales.

Operating income was $11 million, up from $7 million in the prior-year quarter. Adjusted EBITDA was $15 million, up from $11 million in the prior-year quarter, reflecting the higher pricing.

Unallocated & Other

Unallocated and Other expense was $30 million, compared to $43 million in the prior-year quarter which included $14 million of restructuring costs. Adjusted Unallocated and Other expense was $14 million, compared to $12 million in the prior-year quarter, primarily due to higher deferred-compensation accruals in the current-year period.

Conference Call Webcast

Ashland will host a live webcast of its third-quarter conference call with securities analysts at 9:00 a.m. ET on Wednesday, July 28, 2021. The webcast will be accessible through Ashland’s website at http://investor.ashland.com and will include a slide presentation. Following the live event, an archived version of the webcast and supporting materials will be available for 12 months on http://investor.ashland.com.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income, operating income, net income margin and operating income margin. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units and provide continuity to investors for comparability purposes. EBITDA margin and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA divided by sales for the corresponding period.

Key items, which are set forth on Table 7 of this release, are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income which Ashland does not consider to most accurately reflect Ashland’s underlying business performance and trends.  Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

Tax-specific key items, which are set forth on Table 7 of this release, are defined as financial transactions, tax law changes or other matters that fall within the definition of key items as described above.  These items relate solely to tax matters and would only be recorded within the income tax caption of the Statement of Consolidated Income.  As with all key items, due to their nature, Ashland does not consider the financial effects of these tax-specific key items on net income to be the most accurate reflection of Ashland’s underlying business performance and trends.

The free cash flow metric enables Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow includes the impact of capital expenditures from continuing operations, providing a more complete picture of cash generation. Free cash flow has certain limitations, including that it does not reflect adjustment for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

Adjusted diluted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock.  Ashland believes this measure provides investors additional insights into operational performance by providing earnings and diluted earnings per share metrics that exclude the effect of the identified key items and tax specific key items.

Adjusted diluted earnings per share, excluding intangibles amortization expense metric enables Ashland to demonstrate the impact of non-cash intangibles amortization expense on earnings per share, in addition to key items previously mentioned. Ashland’s management believes this presentation is helpful to illustrate how previous acquisitions impact applicable period results.

About Ashland
Ashland Global Holdings Inc. (NYSE: ASH) is a premier specialty materials company with a conscious and proactive mindset for sustainability. The company serves customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. Approximately 4,200 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com and Ashland | Sustainability Overview to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the U.S.

Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance, financial condition, and expected effects of the COVID-19 pandemic on Ashland’s business, as well as the economy and other future events or circumstances. These statements include but may not be limited to Ashland’s expectations regarding its ability to drive sales and earnings growth and realize further cost reductions.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); severe weather, natural disasters, public-health crises (including the current COVID-19 pandemic), cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); the effects of the COVID-19 pandemic on the geographies in which we operate, the end markets we serve and on our supply chain and customers, and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. The extent and duration of the COVID-19 pandemic on our business and operations is uncertain. Factors that will influence the impact on our business and operations include the duration and extent of the pandemic, the extent of imposed or recommended containment and mitigation measures, and the general economic consequences of the pandemic. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

1Financial results are preliminary until Ashland’s Form 10-Q is filed with the U.S. Securities and Exchange Commission.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:Media Relations:

Seth A. MrozekCarolmarie C. Brown

+1 (302) 594-5010+1 (302) 995-3158

samrozek@ashland.com ccbrown@ashland.com

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED INCOME (LOSS) (In millions except per share data - preliminary and unaudited)	Table 1

	Three months ended		Nine months ended
	June 30		June 30
	2021	2020	2021	2020

Sales	$637	$574	$1,786	$1,717
Cost of sales	439	378	1,220	1,171
GROSS PROFIT	198	196	566	546
Selling, general and administrative expense	98	113	289	315
Research and development expense	15	14	44	48
Intangibles amortization expense	24	21	66	63
Equity and other income	1	-	7	7
Goodwill impairment	-	-	-	530
OPERATING INCOME (LOSS)	62	48	174	(403)
Net interest and other expense (income)	1	(14)	18	113
Other net periodic benefit income	-	-	1	1
Net income on acquisitions and divestitures	2	-	11	3
INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	63	62	168	(512)
Income tax expense (benefit)	(24)	12	(22)	(21)
INCOME (LOSS) FROM CONTINUING OPERATIONS	87	50	190	(491)
Loss from discontinued operations (net of income taxes)	(7)	(13)	(14)	(22)
NET INCOME (LOSS)	$80	$37	$176	$(513)

DILUTED EARNINGS PER SHARE
Income (loss) from continuing operations	$1.40	$0.81	$3.09	$(8.11)
Income (loss) from discontinued operations	(0.11)	(0.20)	(0.22)	(0.36)
Net income (loss)	$1.29	$0.61	$2.87	$(8.47)

AVERAGE DILUTED COMMON SHARES OUTSTANDING (a)	62	61	62	61

SALES
Life Sciences	193	189	548	528
Personal Care and Household	147	155	409	451
Consumer Specialties	340	344	957	979
Specialty Additives	169	135	474	429
Performance Adhesives	94	70	267	229
Industrial Specialties	263	205	741	658
Intermediates & Solvents	49	37	118	102
Intersegment Sales	(15)	(12)	(30)	(22)
	$637	$574	$1,786	$1,717

OPERATING INCOME (LOSS)
Life Sciences	37	40	101	97
Personal Care and Household	16	16	49	(309)
Consumer Specialties	53	56	150	(212)
Specialty Additives	15	15	36	(137)
Performance Adhesives	13	13	52	40
Industrial Specialties	28	28	88	(97)
Intermediates & Solvents	11	7	17	(7)
Unallocated and other	(30)	(43)	(81)	(87)
	$62	$48	$174	$(403)

(a)

As a result of the loss from continuing operations for the nine months ended June 30, 2021, the effect of the share-based awards convertible to common shares would be anti-dilutive. In accordance with GAAP, these shares have been excluded from the diluted earnings per share calculation for the applicable period.

Ashland Global Holdings Inc. and Consolidated Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (In millions - preliminary and unaudited)	Table 2

	June 30	September 30
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$262	$454
Accounts receivable	384	471
Inventories	517	529
Other assets	72	87
Held for sale	-	6
Total current assets	1,235	1,547

Noncurrent assets
Property, plant and equipment
Cost	3,343	3,265
Accumulated depreciation	1,819	1,700
Net property, plant and equipment	1,524	1,565

Goodwill	1,901	1,758
Intangibles	1,133	1,013
Operating lease assets, net	134	137
Restricted investments	315	301
Asbestos insurance receivable	136	136
Deferred income taxes	26	26
Other assets	362	394
Total noncurrent assets	5,531	5,330

Total assets	$6,766	$6,877

LIABILITIES AND EQUITY
Current liabilities
Short-term debt	$95	$280
Current portion of long-term debt	6	-
Trade and other payables	236	233
Accrued expenses and other liabilities	241	277
Current operating lease obligations	24	23
Total current liabilities	602	813

Noncurrent liabilities
Long-term debt	1,578	1,573
Asbestos litigation reserve	501	513
Deferred income taxes	243	229
Employee benefit obligations	158	157
Operating lease obligations	118	124
Other liabilities	364	432
Total noncurrent liabilities	2,962	3,028

Stockholders' equity	3,202	3,036

Total liabilities and stockholders' equity	$6,766	$6,877

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED CASH FLOWS (In millions - preliminary and unaudited)	Table 3

	Three months ended		Nine months ended
	June 30		June 30
	2021	2020	2021	2020
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net income (loss)	$80	$37	$176	$(513)
(Income) loss from discontinued operations (net of taxes)	7	13	14	22
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	65	62	189	183
Original issue discount and debt issuance cost amortization	1	1	4	14
Deferred income taxes	9	(2)	(3)	(30)
Gain (loss) from sales of property and equipment	-	-	(3)	-
Distributions from equity affiliates	-	(1)	1	(1)
Stock based compensation expense	4	3	12	11
Excess tax benefit on stock based compensation	-	-	1	1
Loss on early retirement of debt	-	-	-	59
(Income) loss from restricted investments	(17)	(33)	(36)	(17)
(Income) loss on acquisitions and divestitures	(4)	-	(15)	-
Impairments	-	-	9	530
Pension contributions	(3)	(2)	(6)	(5)
Change in operating assets and liabilities (a)	91	62	60	(101)
Total cash flows provided by operating activities from continuing operations	233	140	403	153
CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(23)	(28)	(77)	(94)
Proceeds from disposal of property, plant and equipment	-	-	4	1
Purchase of operations - net of cash acquired	(308)	-	(308)	-
Proceeds from sale or restructuring of operations	-	-	14	-
Proceeds from settlement of Company-owned life insurance contracts	1	7	1	7
Company-owned life insurance payments	-	(2)	(1)	(2)
Net purchase of funds restricted for specific transactions	-	-	(1)	(3)
Reimbursements from restricted investments	6	7	25	26
Proceeds from sale of securities	(9)	6	56	16
Purchases of securities	9	(6)	(56)	(16)
Total cash flows used by investing activities from continuing operations	(324)	(16)	(343)	(65)
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Proceeds from issuance of long-term debt	-	-	-	804
Repayment of long-term debt	-	-	-	(767)
Proceeds from (repayment of) short-term debt	10	(25)	(185)	281
Premium on long-term debt repayment	-	-	-	(59)
Debt issuance costs	-	-	-	(11)
Cash dividends paid	(18)	(17)	(52)	(50)
Stock based compensation employee withholding taxes paid in cash	(1)	-	(6)	(6)
Total cash flows provided (used) by financing activities from continuing operations	(9)	(42)	(243)	192
CASH PROVIDED (USED) BY CONTINUING OPERATIONS	(100)	82	(183)	280
Cash provided (used) by discontinued operations
Operating cash flows	(11)	(19)	(4)	(98)
Investing cash flows	-	-	(9)	1
Effect of currency exchange rate changes on cash and cash equivalents	-	-	4	1
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(111)	63	(192)	184
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	373	353	454	232
CASH AND CASH EQUIVALENTS - END OF PERIOD	$262	$416	$262	$416

DEPRECIATION AND AMORTIZATION
Life Sciences	16	15	47	45
Personal Care and Household	21	19	59	57
Consumer Specialties	37	34	106	102
Specialty Additives	21	20	63	60
Performance Adhesives	3	4	10	11
Industrial Specialties	24	24	73	71
Intermediates & Solvents	4	4	10	10
Unallocated and other	-	-	-	-
	$65	$62	$189	$183
(a)	Excludes changes resulting from operations acquired or sold.

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA (In millions - preliminary and unaudited)	Table 4

	Three months ended
	June 30
Adjusted EBITDA - Ashland Global Holdings Inc.	2021	2020
Net income (loss)	$80	$37
Income tax expense (benefit)	(24)	12
Net interest and other expense	1	(14)
Depreciation and amortization	65	62
EBITDA	122	97
Loss from discontinued operations (net of taxes)	7	13
Net gain on acquisitions and divestitures key items (see Table 5)	(2)	-
Operating key items (see Table 5)	21	33
Adjusted EBITDA	$148	$143

Life Sciences
Operating income	$37	$40
Add:
Depreciation and amortization	16	15
Adjusted EBITDA	$53	$55

Personal Care and Household
Operating income (loss)	$16	$16
Add:
Depreciation and amortization	21	19
Operating key items (see Table 5)	2	-
Adjusted EBITDA	$39	$35

Adjusted EBITDA - Consumer Specialties Total
Operating income (loss)	$53	$56
Add:
Depreciation and amortization	37	34
Operating key items (see Table 5)	2	-
Adjusted EBITDA	$92	$90

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA (In millions - preliminary and unaudited)	Table 4 (Continued)

	Three months ended
	June 30
	2021	2020
Specialty Additives
Operating income (loss)	$15	$15
Add:
Depreciation and amortization	21	20
Operating key items (see Table 5)	3	2
Adjusted EBITDA	$39	$37

Performance Adhesives
Operating income	$13	$13
Add:
Depreciation and amortization	3	4
Adjusted EBITDA	$16	$17

Adjusted EBITDA - Industrial Specialties Total
Operating income (loss)	$28	$28
Add:
Depreciation and amortization	24	24
Operating key items (see Table 5)	3	2
Adjusted EBITDA	$55	$54

Adjusted EBITDA - Intermediates and Solvents
Operating income (loss)	$11	$7
Add:
Depreciation and amortization	4	4
Adjusted EBITDA	$15	$11

Ashland Global Holdings Inc. and Consolidated Subsidiaries SEGMENT COMPONENTS OF KEY ITEMS FOR APPLICABLE INCOME STATEMENT CAPTIONS (In millions - preliminary and unaudited)	Table 5

	Three Months Ended June 30, 2021
	Life Sciences	Personal Care and Household	Consumer Specialties	Specialty Additives	Performance Adhesives	Industrial Specialties	Intermediates and Solvents	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Inventory adjustment	$-	$(2)	$(2)	$-	$-	$-	$-	$-	$(2)
Environmental reserve adjustments	-	-	-	(3)	-	(3)	-	(18)	(21)
Restructuring, separation and other costs	-	-	-	-	-	-	-	2	2
All other operating income (loss)	37	18	55	18	13	31	11	(14)	83
Operating income (loss)	37	16	53	15	13	28	11	(30)	62

NET INTEREST AND OTHER EXPENSE (INCOME)
Key items								(15)	(15)
All other net interest and other expense (income)								16	16
								1	1

NET INCOME (LOSS) ON ACQUISITIONS AND DIVESTITURES
Key items								2	2

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)								(1)	(1)
Tax specific key items (b)								(33)	(33)
All other income tax expense (benefit)								10	10
								(24)	(24)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$37	$16	$53	$15	$13	$28	$11	$(5)	$87

	Three Months Ended June 30, 2020
	Life Sciences	Personal Care and Household	Consumer Specialties	Specialty Additives	Performance Adhesives	Industrial Specialties	Intermediates and Solvents	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Restructuring, separation and other costs	$-	$-	$-	$-	$-	$-	$-	$(14)	$(14)
Environmental reserve adjustments	-	-	-	(2)	-	(2)	-	(17)	(19)
All other operating income (loss)	40	16	56	17	13	30	7	(12)	81
Operating income (loss)	40	16	56	15	13	28	7	(43)	48

NET INTEREST AND OTHER EXPENSE (INCOME)
Key items								(31)	(31)
All other net interest and other expense								17	17
								(14)	(14)
INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)								(1)	(1)
All other income tax expense (benefit)								13	13
								12	12
INCOME (LOSS) FROM CONTINUING OPERATIONS	$40	$16	$56	$15	$13	$28	$7	$(41)	$50
(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  See Table 7 for additional information.

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF CERTAIN NON-GAAP DATA (In millions - preliminary and unaudited)	Table 6

	Three months ended		Nine months ended
	June 30		June 30
Free cash flows (a)	2021	2020	2021	2020
Total cash flows provided by operating activities from continuing operations	$233	$140	$403	$153
Adjustments:
Additions to property, plant and equipment	(23)	(28)	(77)	(94)
Free cash flows (a) (b) (c)	$210	$112	$326	$59

(a)	Free cash flow is defined as cash flows provided (used) by operating activities less additions to property, plant and equipment and other items Ashland has deemed non-operational (if applicable).
(b)

Includes $6 million and $9 million of restructuring payments for the three months ended June 30, 2021 and 2020, respectively, and $35 million and $22 million of restructuring payments for the nine months ended June 30, 2021 and 2020, respectively.

(c)	Includes $90 million of cash inflows for the three and nine months ended June 30, 2021 associated with the U.S. Accounts Receivable Sales Program.

	Three months ended		Nine months ended
	June 30		June 30
Adjusted operating income	2021	2020	2021	2020
Operating income (loss) (as reported)	$62	$48	$174	$(403)
Key items, before tax:
Restructuring, separation and other costs	(2)	14	10	36
Environmental reserve adjustments	21	19	21	19
Goodwill impairment	-	-	-	530
Inventory adjustments	2	-	2	4
Capital project impairment	-	-	9	-
Adjusted operating income (non-GAAP)	$83	$81	$216	$186

Ashland Global Holdings Inc. and Consolidated Subsidiaries	Table 7

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended		Nine months ended
	June 30		June 30
	2021	2020	2021	2020
Income (loss) from continuing operations (as reported)	$87	$50	$190	$(491)
Key items, before tax:
Restructuring, separation and other costs	(2)	14	10	36
Unrealized loss (gain) on securities	(15)	(31)	(26)	(9)
Goodwill impairment	-	-	-	530
Inventory adjustments	2	-	2	4
Environmental reserve adjustments	21	19	21	19
Accelerated amortization of debt issuance costs	-	-	-	8
Loss on early retirement of debt	-	-	-	59
Net loss (gain) on acquisitions and divestitures	(2)	-	(11)	-
Capital project impairment	-	-	9	-
Key items, before tax	4	2	5	647
Tax effect of key items (a)	(1)	(1)	1	(20)
Key items, after tax	3	1	6	627
Tax specific key items:
Restructuring and separation activity	-	-	(13)	-
Uncertain tax positions	(33)	-	(39)	-
Other tax reform related activity	-	-	-	(25)
Tax specific key items (b)	(33)	-	(52)	(25)
Total key items	(30)	1	(46)	602
Adjusted income from continuing operations (non-GAAP)	$57	$51	$144	$111
Amortization expense adjustment (net of tax) (c)	18	17	53	51
Adjusted income from continuing operations (non-GAAP) excluding intangibles amortization expense	$75	$68	$197	$162

(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  These tax specific key items included the following:

-

Restructuring and separation activity: Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.

-	Uncertain tax positions: Includes the impact from settlement of uncertain tax positions with various tax authorities.
-	Other tax reform: Includes the impact of other items related to the Tax Act and other tax law changes enacted during 2020.
(c)	Amortization expense adjustment (net of tax) tax rates were 21% for the three and nine months ended June 30, 2021 and 20% for the three and nine months ended June 30, 2020.

Ashland Global Holdings Inc. and Consolidated Subsidiaries	Table 7 (Continued)

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended		Nine months ended
	June 30		June 30
	2021	2020	2021	2020
Diluted EPS from continuing operations (as reported)	$1.40	$0.81	$3.09	$(8.11)
Key items, before tax:
Restructuring, separation and other costs	(0.04)	0.23	0.16	0.58
Unrealized loss (gain) on securities	(0.24)	(0.51)	(0.42)	(0.15)
Goodwill impairment	-	-	-	8.75
Inventory adjustments	0.03	-	0.03	0.06
Environmental reserve adjustments	0.33	0.32	0.33	0.32
Accelerated amortization of debt issuance costs	-	-	-	0.13
Loss on early retirement of debt	-	-	-	0.97
Net loss (gain) on acquisitions and divestitures	(0.03)	-	(0.17)	-
Capital project impairment	-	-	0.16	-
Key items, before tax	0.05	0.04	0.09	10.66
Tax effect of key items (a)	(0.02)	(0.01)	0.02	(0.33)
Key items, after tax	0.03	0.03	0.11	10.33
Tax specific key items:
Restructuring and separation activity	-	-	(0.22)	-
Uncertain tax positions	(0.52)	-	(0.63)	-
Other tax reform related activity	-	-	-	(0.41)
Tax specific key items (b)	(0.52)	-	(0.85)	(0.41)
Total key items	(0.49)	0.03	(0.74)	9.92
Adjusted diluted EPS from continuing operations (non-GAAP)	$0.91	$0.84	$2.35	$1.81
Amortization expense adjustment (net of tax) (c)	0.31	0.28	0.86	0.83
Adjusted diluted EPS from continuing operations (non-GAAP) excluding intangibles amortization expense	$1.22	$1.12	$3.21	$2.64

(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  These tax specific key items included the following:

-

Restructuring and separation activity: Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.

-	Uncertain tax positions: includes the impact from settlement of uncertain tax positions with various tax authorities.
-	Other tax reform: Includes the impact of other items related to the Tax Act and other tax law changes enacted during 2020.
(c)	Amortization expense adjustment (net of tax) tax rates were 21% for the three and nine months ended June 30, 2021 and 20% for the three and nine months ended June 30, 2020.